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                                                                    EXHIBIT 4.6



                          NATIONAL CITY CAPITAL TRUST I

                                  $500,000,000
                         RESET ASSET CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                      FULLY AND UNCONDITIONALLY GUARANTEED

                                       BY

                            NATIONAL CITY CORPORATION

                              REMARKETING AGREEMENT

                                                                    June 6, 1997

National City Corporation
1900 East Ninth Street
Cleveland, Ohio  44114-3484

Ladies and Gentlemen:

                  National City Capital Trust I, a Delaware statutory trust (the "Trust") proposes to issue and sell to UBS Securities LLC ("UBS"), upon the terms set forth in a purchase agreement dated May 29, 1997, 500,000 of the Trust's Reset Asset Capital Securities, liquidation amount $1,000 per Capital Security (the "Liquidation Amount") (including any securities issued in exchange therefor, the "Capital Securities"), the payment of which will be guaranteed by National City Corporation, a Delaware corporation (the "Company") to the extent set forth in a guarantee agreement dated of even date herewith (the "Guarantee"). The proceeds of the sale by the Trust of the Capital Securities and its Common Securities, liquidation amount $1,000 per Common Security (the "Common Securities"), are to be invested in the Junior Subordinated Debt Securities of the Company having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities and the Common Securities (including any securities issued in exchange therefor, the "Junior Subordinated Debt Securities"). The Junior Subordinated Debt Securities will be distributed to holders of the Capital Securities in certain circumstances (each, a "Distribution Event").

                  The Junior Subordinated Debt Securities will bear interest at the applicable rate (the "Applicable Rate").

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Holders of the Capital Securities will be entitled to receive cumulative cash distributions equal to the Applicable Rate applied to the Liquidation Amount per Capital Security, accruing from the original date of issuance of the Capital Securities (the "Issue Date"). Prior to June 1, 1999 (or if such date is not a business day, the succeeding business day) (the "Rate Reset Date"), the Applicable Rate will be 6.75% per annum. The Applicable Rate on and after the Rate Reset Date will be equal to the rate per annum resulting on the Rate Reset Pricing Date (as defined below) from the implementation of auction procedures (the "Auction Procedures") pursuant to which existing holders of beneficial ownership interests in the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) ("Existing Holders") and other persons may determine to hold or offer to sell or, based on rates offered to them, offer to purchase Capital Securities (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities). The implementation of the Auction Procedures will occur on the third business day preceding the Rate Reset Date (the "Rate Reset Pricing Date") and will hereinafter be referred to as the "Rate Reset Auction."

                  As used in this Agreement, the terms "rates" and "rates per annum" shall include rates and rates per annum expressed as or determined by reference to a spread to a specified United States Treasury security.

                  This is to confirm the agreement between UBS and the Company for UBS to act as exclusive remarketing agent (the "Remarketing Agent") in connection with the Rate Reset Auction.

                  1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings (terms defined in the singular shall include the plural):

                  "AUCTION AGENT" means The Bank of New York, as auction agent under the Auction Agency Agreement, or its successor or assign as such auction agent.

                  "BID" means an Order (i) indicating the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities), if any, that an Existing Holder desires to continue to hold if the Applicable Rate on and after the Rate Reset Date is not less than the rate per annum specified by such Existing Holder or (ii) indicating the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding
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Junior Subordinated Debt Securities), if any, that a Potential Holder desires to purchase if the Applicable Rate on and after the Rate Reset Date is not less than the rate per annum specified by such Potential Holder.

                  "BIDDER" means an Existing Holder or a Potential Holder which submits an Order.

                  "BUSINESS DAY" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

                  "DEBENTURE TRUSTEE" means The Bank of New York, as trustee under the Indenture, or its successor or assign as such trustee.

                  "HOLD ORDER" means an Order indicating the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities), if any, that an Existing Holder desires to continue to hold without regard to the Applicable Rate on and after the Rate Reset Date.

                  "INDENTURE" means the indenture, as supplemented from time to time, between the Company and the Debenture Trustee, under which the Junior Subordinated Debt Securities are to be issued as a separate series.

                  "MAXIMUM APPLICABLE RATE" means the Treasury Rate (as defined in Section 2.02 of the Indenture) on the Rate Reset Pricing Date plus 5.0% per annum.

                  "ORDER" means any Hold Order, Bid or Sell Order communicated or deemed communicated to the Remarketing Agent in writing on a form provided by the Company and approved by the Remarketing Agent for the purpose.

                  "PERSON" means any individual, corporation, association, company, joint-stock company, business trust, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "POTENTIAL HOLDER" means an Existing Holder or other Person who makes a Bid to purchase Capital Securities (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities) if the Applicable Rate on and after the Rate Reset Date is not less than the rate per annum specified by such Existing Holder or other Person.



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                  "PROPERTY TRUSTEE" shall mean The Bank of New York, as
property trustee for the Amended and Restated Declaration of Trust relating to the Trust among the Company, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the individuals named as administrative trustees therein, or its successor or assign as such trustee.

                  "SELL ORDER" means an Order indicating the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities), if any, that an Existing Holder offers to sell without regard to the Applicable Rate on and after the Rate Reset Date, and any deemed Sell Order pursuant to Section 2(c)(ii) hereof.

                  "SUBMISSION DATE" means the business day five business days prior to the Rate Reset Date.

                  "SUBMISSION DEADLINE" means 1:00 p.m. on the Submission Date.

                  "SUBMITTED BID" means, after the Submission Deadline, all Bids submitted by Existing Holders or Potential Holders through the Remarketing Agent to the Auction Agent.

                  "SUBMITTED SELL ORDER" means, after the Submission Deadline, all Sell Orders submitted or deemed submitted by Existing Holders through the Remarketing Agent to the Auction Agent.

                  "SUFFICIENT CLEARING BIDS" means an amount of Submitted Bids by Potential Holders such that the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) that is the subject of such Submitted Bids with rates not higher than the Maximum Applicable Rate equals or exceeds the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) that is the subject of Submitted Sell Orders (including the Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of Junior Subordinated Debt Securities) as to which Sell Orders are deemed to have been submitted and the Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of Junior Subordinated Debt Securities) subject to Bids by



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Existing Holders specifying rates higher than the Maximum Applicable Rate).

                  2.  APPOINTMENT OF REMARKETING AGENT; OBLIGATIONS
OF COMPANY AND REMARKETING AGENT. (a) Subject to the terms and conditions herein contained, the Company hereby appoints UBS, and UBS hereby accepts such appointment, as the exclusive Remarketing Agent in connection with the Rate Reset Auction.

                  (b) The Company hereby agrees that it will provide, or cause to be provided, to the Remarketing Agent a list of the registered holders of the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities), and, if the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) are represented by global certificates ("Global Certificates") registered to the Depository Trust Company ("DTC") or its nominee, the participants in DTC (the "Participants") that hold interests in the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities), by the tenth business day prior to the Rate Reset Date, and will update such list from time to time as requested by the Remarketing Agent. The Remarketing Agent will be entitled to rely on the information furnished by the Company and any Participant.

                  (c) The Remarketing Agent, on the condition that it has received any Offering Materials requested pursuant to Section 3 hereof and any other document requested pursuant to Section 3(b) hereof, hereby agrees that it will:

                  (i) exercise its best efforts to solicit Hold Orders from Existing Holders and Bids from Existing Holders and Potential Holders so that there are Sufficient Clearing Bids;

                  (ii) deem a Sell Order to have been submitted in the amount of the difference by which an Existing Holder's Order or Orders, if any, submitted to it prior to the Submission Deadline account for less than the entire outstanding Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the entire outstanding principal amount of Junior Subordinated Debt Securities) held by such Existing Holder;

                  (iii) submit all Orders submitted to it or deemed submitted to it pursuant to clause (ii) above prior to the Submission Deadline to the Auction Agent prior to 10:00 a.m. on the business day following the Submission Date, it being understood that the Remarketing Agent



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         will be under no obligation to submit to the Auction Agent (A) any communications submitted to it other than on the form provided by the Company for the purpose of indicating Orders, (B) any Orders submitted to it other than in a Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, a principal amount of Junior Subordinated Debt Securities) of $100,000 or an integral multiple of $100,000 in excess thereof, (C) any Bid from any Potential Holder which specifies more than one rate or Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, principal amount of Junior Subordinated Debt Securities) or (D) any Orders submitted to it after the Submission Deadline;

                  (iv) submit the Maximum Applicable Rate in writing to the Auction Agent prior to 10:00 a.m. on the business day following the Submission Date;

                  (v) on the Rate Reset Pricing Date, advise each Existing Holder or Potential Holder that submitted an Order of the Applicable Rate which will apply on and after the Rate Reset Date, and, if such Order was a Bid, whether such Bid was accepted or rejected, and whether in whole or in part;

                  (vi) on the Rate Reset Pricing Date, confirm purchases and sales with each Bidder purchasing or selling Capital Securities (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities) as a result of the Rate Reset Auction;

                  (vii) if the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) are represented by Global Certificates, advise DTC on the Rate Reset Pricing Date as to which of its Participants' book-entry accounts for the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) should be adjusted (and in what amount) to reflect Bids, Hold Orders and/or Sell Orders which were accepted in the Rate Reset Auction;

                  (viii) if any of the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) are represented by individual certificates, advise The Bank of New York (or any successor or assign), as Registrar, at an address and to a contact person to be provided by the Company, on the Rate Reset Pricing Date as to which of the registered holders of Capital Securities (or, if a Distribution Event shall have occurred, Junior



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         Subordinated Debt Securities) in individual certificated form submitted
         (or were deemed to submit) Bids, Hold Orders and/or Sell Orders which were accepted in the Rate Reset Auction and in what amounts; and

                  (ix) purchase on the Rate Reset Date the aggregate Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the aggregate principal amount of Junior Subordinated Debt Securities) purchased by Potential Holders whose Bids were accepted in the Rate Reset Auction.

                  3. FURNISHING OF OFFERING MATERIALS. (a) If the Remarketing Agent determines that it is necessary or desirable to use any offering materials in connection with the performance of its obligations enumerated in Section 2, the Remarketing Agent will so notify the Company, and the Remarketing Agent will not be obligated to perform those obligations until it has been provided (and the Company will use its best efforts to provide) such offering materials which are satisfactory to the Remarketing Agent and its outside counsel. If, based on the advice of its outside counsel, the Remarketing Agent concludes that it cannot perform its obligations enumerated in Section 2 without all or any portion of the outstanding Capital Securities (together with the Guarantee) (or, if a Distribution Event shall have occurred, the outstanding Junior Subordinated Debt Securities) being registered under the Securities Act of 1933, as amended (the "Act"), the Company agrees to file, and, if applicable, agrees to cause the Trust to file a registration statement relating to any such Capital Securities (together with the Guarantee) (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities) with the Securities and Exchange Commission (the "Commission"). Each prospectus included in such registration statement, or amendment thereof, before it becomes effective under the Act and any prospectus which may be filed by the Company with the Commission pursuant to Rule 424(a) (or any successor applicable rule) of the rules and regulations under the Act (the "Rules and Regulations") in connection with such registration statement is hereinafter referred to as a "Preliminary Prospectus." The final prospectus which will be filed with the Commission pursuant to Rule 424(b) (or any successor applicable rule) of the Rules and Regulations and deemed to be a part of such registration statement at the time of its effectiveness under the Act pursuant to paragraph (b) of Rule 430A (or any successor applicable rule) of the Rules and Regulations is hereinafter referred to as the "Prospectus". Such registration statement, as amended at the date and the time as of which it or its most recent post-effective amendment is declared effective by the Commission (the "Effective
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Time"), is hereinafter referred to as the "Registration Statement". Any offering materials requested by the Remarketing Agent pursuant to the first sentence of this Section 3(a), any registration statement filed with the Commission pursuant to the second sentence of this Section 3(a), the Registration Statement, the Prospectus, any Preliminary Prospectus and any amendment or supplement to any of them are hereinafter referred to as the "Offering Materials".

                  (b) The Company will provide the Remarketing Agent with such certificates, opinions of counsel, accountants' letters and other support for the information contained in any Offering Materials as the Remarketing Agent and its counsel may reasonably request.

                  (c) If, at any time from the day 90 days prior to the Submission Date to and including the Rate Reset Date, any event relating to or affecting the Company, the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) or any of the documents described in any Offering Materials shall occur which might materially affect the correctness or completeness of any statement of a material fact contained in any Offering Materials, the Company will promptly notify the Remarketing Agent in writing of the circumstances and details of such event, including as provided in Section 3(e)(v).

                  (d) The Company will supply the Remarketing Agent, at no expense to the Remarketing Agent, with as many copies as the Remarketing Agent may request of any Offering Materials, including as provided in Section 3(e)(v), and will amend the Offering Materials (and any documents that may be incorporated by reference therein), including as provided in Section 3(e)(v) and otherwise at the request of the Remarketing Agent, so that the Offering Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  (e) If a registration statement is filed with the Commission pursuant to Section 3(a), the Company hereby agrees that it will:

                  (i) make such filing at least 90 days prior to the Submission Date (such date of filing, the "Filing Date") and use its best efforts to cause such registration statement (including any post-effective amendment thereto) to become effective prior to the Submission Date;



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                  (ii)  prepare such registration statement in conformity with the requirements of the Act and the Rules and Regulations;

                  (iii) prepare the Prospectus in a form approved by the Remarketing Agent and file the Prospectus pursuant to Rule 424(b) (or any successor applicable rule) under the Act prior to the Rate Reset Date or, if applicable, such earlier time as may be required by Rule 430A(a)(3) (or any successor applicable rule) under the Act; make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Remarketing Agent with copies thereof; advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly use its best efforts to obtain its withdrawal;

                  (iv) furnish promptly to the Remarketing Agent and to counsel for the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (v) deliver promptly to the Remarketing Agent such number of the following documents as the Remarketing Agent shall reasonably request: (1) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (2) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the



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         Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, notify the Remarketing Agent and, upon its request, prepare and furnish without charge to the Remarketing Agent as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (vi) file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Act or requested by the Commission;

                  (vii) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 (or any applicable successor rule) of the Rules and Regulations, furnish a copy thereof to the Remarketing Agent and counsel for the Remarketing Agent and obtain the consent of the Remarketing Agent to the filing;

                  (viii) as soon as practicable after the Effective Time, make generally available to the Company's security holders and deliver to the Remarketing Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) (or any applicable successor section) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 (or any applicable successor rule)).

                  (ix) promptly from time to time take such action as the Remarketing Agent may request to qualify the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may request and to take all steps necessary to comply with such laws so as to permit the continuance of sales and dealings



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         therein in such jurisdictions for as long as may be necessary to complete the distribution of Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities); PROVIDED, HOWEVER, that in connection therewith the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified.

                  4. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE COMPANY. (a) The Company represents, warrants, covenants and agrees with the Remarketing Agent as follows:

                  (i) the Company has full power and authority to enter into this Agreement and will have full power and authority to enter into any agreements which it may enter into in connection with the transactions contemplated by any Offering Materials; this Agreement and the transactions contemplated hereby have been, and each other such agreement and the transactions contemplated thereby will be, duly authorized, executed and delivered by the Company; and this Agreement is, and each such other agreement will be at the Rate Reset Date, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

                  (ii) the consummation of the transactions contemplated herein do not now, and the consummation of the transactions contemplated in any other agreement entered into by the Company in connection with the transactions contemplated by any Offering Materials will not, at the Rate Reset Date, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement to which the Trust, the Company or any of its subsidiaries is or will be a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is or will be subject, nor will such actions result in any violation of the provisions of the by-laws of the Company or any of its subsidiaries or any statute (including the Act, the Exchange Act and state securities laws) or any order, rule or regulation of any court or governmental agency or body (including the Commission) which has or will have jurisdiction over the Company or any of its subsidiaries or any of their

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         material property or assets except for a conflict, breach, default, lien, charge or encumbrance which could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated herein or therein;

                  (iii) all required consents, rulings and approvals of governmental authorities (other than "Blue Sky" authorities) required in connection with the execution and delivery by the Company of this Agreement and any agreement entered into by the Company in connection with the transactions contemplated by any Offering Materials, and the performance by the Company of its obligations hereunder and thereunder, have been obtained and are in full force and effect or, at the Rate Reset Date, will have been obtained and be in full force and effect;

                  (iv) except as disclosed in the Offering Materials, neither the Company nor any of its subsidiaries is or, at the Rate Reset Date, will be (i) in violation of its by-laws, (ii) in default in any respect, and no event has occurred or will have occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement to which it is or will be bound or to which any of its properties or assets is or will be subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject;

                  (v) the Offering Materials, including as provided in Section 4(x), will not, at the Rate Reset Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Offering Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein;

                  (vi) the financial statements of the Company contained (or incorporated by reference) in the Offering Materials will present fairly the financial position of the Company as of the dates indicated, and the results of operations and changes in financial position of the Company for the periods covered, in

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         conformity with generally accepted accounting  principles applied on a consistent basis, except as otherwise set forth therein;

                  (vii) after the date of the most recent financial statements of the Company contained (or incorporated by reference) in the Offering Materials, there will not have been any material adverse change in the condition (financial or other), stockholders' equity, results of operations or business of the Company and its subsidiaries, except as disclosed in the Offering Materials;

                  (viii) except as disclosed in the Offering Materials, there will be no legal or governmental proceedings pending at the Rate Reset Date to which the Company or any of its subsidiaries is a party or of which any material property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the condition (financial or other), stockholders' equity, results of operations or business of the Company and its subsidiaries, taken as a whole;

                  (ix) any description of a contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement contained in the Offering Materials will be, at the Rate Reset Date, true, complete and correct; and

                  (x) If a registration statement is filed pursuant to Section 3(a), the Registration Statement at the Effective Time will conform to the requirements of the Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the Rate Reset Date, will conform to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein.

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                  5. TERM OF REMARKETING AGREEMENT; RESIGNATION OF REMARKETING
AGENT; SURVIVAL. This Agreement shall become effective upon execution and delivery by the Remarketing Agent and the Company and shall continue in full force and effect to and including the Rate Reset Date. The Remarketing Agent may resign on not less than 15 calendar days' written notice.

                  6. PAYMENT OF FEES AND EXPENSES. In consideration of the services to be performed by the Remarketing Agent under this Agreement, the Company agrees to pay to the Remarketing Agent, if there are Sufficient Clearing Bids in the Rate Reset Auction, a fee equal to .50% of the Liquidation Amount of the Capital Securities (or, if a Distribution Event shall have occurred, .50% of the principal amount of the Junior Subordinated Debt Securities) outstanding on the Rate Reset Pricing Date.

                  In addition, the Company will reimburse the Remarketing Agent upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the performance of its obligations enumerated in Section 2.

                  Whether or not there are Sufficient Clearing Bids in the Rate Reset Auction, the Company agrees to pay (a) the costs incident to the preparation, printing and distribution of the Offering Materials; (b) the registration fee and other costs of filing under the Act any Registration Statement, any Prospectus and any exhibits or amendments thereto; (c) the fees and expenses of qualifying the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) under the securities laws of the several jurisdictions as provided in Section 3(e)(ix) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent); (d) the fees and disbursements of counsel for the Remarketing Agent in connection with its review of the Offering Materials; and (e) the fees and expenses of the Auction Agent, the Property Trustee and the Debenture Trustee (including any fees and expenses of their respective counsel) in connection with the transactions contemplated hereby, including the Rate Reset Auction.

                  7. CONDITIONS. The obligations of the Remarketing Agent hereunder will be subject to the accuracy, when made and on the Rate Reset Date, as applicable, of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (i) the Offering Materials at the Rate Reset Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that this condition to the Remarketing Agent's obligations hereunder will not apply with respect to information contained in or omitted from the Offering Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein;

                  (ii) to the extent that any Offering Materials have been provided to the Remarketing Agent pursuant to Section 3, the Remarketing Agent will have received such certificates, opinions of counsel, accountants' letters and other support for the information contained in such Offering Materials as the Remarketing Agent or its counsel shall have requested pursuant to Section 3(b) with effect, if requested by the Remarketing Agent, on and as of the Rate Reset Date;

                  (iii) on the Rate Reset Date (a) trading generally shall not have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, (b) trading of any notes or other securities of or guaranteed by the Company shall not have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall not have been declared by either federal or New York State authorities or (d) there shall not have occurred any outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of the Remarketing Agent, is material and adverse and which, in the judgment of the Remarketing Agent, makes it impracticable for it to perform any of its obligations enumerated in Section 2;

                  (iv) subsequent to the day ninety days prior to the Submission Date or, if earlier, the Filing Date, there will not have been any decrease in the rating of any of the Company's debt securities by a "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) (or any applicable successor rule) under the
         Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

                  (v) no event will have occurred which would permit a Capital Event, '40 Act Event or Tax Event (each as defined in the Indenture) to become effective, except as disclosed in the Offering Materials; and

                  (vi) any registration statement required to be filed with the Commission pursuant to Section 3(a) will have been so filed and become effective on or prior to the respective dates specified in Section 3(a); the Prospectus will have been filed with the Commission pursuant to Rule 424(b) (or any applicable successor rule) within the applicable time period prescribed for such filing by the Rules and Regulations and prior to the Rate Reset Date; no stop order suspending the effectiveness of the Registration Statement or any part thereof will have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and no order suspending the qualification of the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) under any applicable state securities or "Blue Sky" laws shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless the Remarketing Agent, the directors, officers, employees and agents of the Remarketing Agent and each person who controls the Remarketing Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Materials, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the

Remarketing Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Remarketing Agent agrees to indemnify and hold harmless each of the Company, its directors and officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Remarketing Agent, but only with reference to written information relating to the Remarketing Agent furnished to the Company by or on behalf of the Remarketing Agent specifically for inclusion in any Offering Materials (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Remarketing Agent may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (and, in addition, one local counsel in any relevant jurisdiction for an indemnified party), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Remarketing Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Remarketing Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Remarketing Agent from the actions contemplated hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Remarketing Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Remarketing Agent in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the aggregate Liquidation Amount of the Capital Securities (or, if a Distribution Event shall have occurred, the aggregate principal amount of the Junior Subordinated Debt Securities) outstanding after the Rate Reset Date, less the amount of the remarketing fee payable to the Remarketing Agent pursuant to the first paragraph of Section 6, and benefits received by the Remarketing Agent shall be deemed to be equal to the remarketing fee received by the Remarketing Agent pursuant to the first paragraph of Section 6. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, on the one hand, or the Remarketing Agent, on the other. The Company and the

Remarketing Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Remarketing Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Remarketing Agent shall have the same rights to contribution as the Remarketing Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. NOTICES. All notices under this Agreement shall be in writing and mailed, delivered or transmitted to:

                             The Remarketing Agent:

                                    UBS Securities LLC
                                    299 Park Avenue
                                    New York, New York  10171

                                    Attention of Richard Messina

                                    Facsimile: (212) 821-4816

                           The Company:

                                    The address set forth on the first page of
                  this Agreement.

                                    Attention of Corporate Treasury

                                    Facsimile: (216) 575-2983

                  Any party may, by notice given under this Agreement, designate another address to which notices hereunder shall be directed.

                  10. MISCELLANEOUS. (a) The rights and obligations of the respective parties hereto may not be assigned or delegated to any other person without the consent of the other party hereto. This Agreement will inure to the benefit of and be binding upon the Company and the Remarketing Agent and their respective successors and assigns, and, except as expressly set forth herein, will not confer any rights upon any other person, partnership, association or corporation.

                  (b) All of the representations, warranties, covenants and agreements (including Sections 6, 8 and 10(f) of this Agreement) of the Company and the Remarketing Agent in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Remarketing Agent or the Company or (ii) termination or cancelation of this Agreement.

                  (c) Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

                  (d) If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions, because it conflicts with any provisions of any constitution, statute, rule of public policy or any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.

                  (e) This Agreement may be executed in several counterparts each of which shall be regarded as an original and all of which shall constitute one and the same document.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                             Very truly yours,

                                             UBS SECURITIES LLC,

                                             by /s/ Matthew J. Grayson
                                               ------------------------------
                                               Title: Managing Director

Accepted and agreed to as of
the date first above written:

NATIONAL CITY CORPORATION,


  by /s/ Jeffrey D. Kelly
    --------------------------------
    Title: Executive Vice President
            and Senior Investment
            Officer